Exhibit 21.1

Subsidiaries of Stream Global Services, Inc.

SUBSIDIARY	JURISDICTION OF INCORPORATION
Infowavz International Private Limited	India
Stream Florida Inc.	Delaware, USA
Stream Global Services El Salvador SA de CV	El Salvador
Stream Global Services Honduras SA	Honduras
Stream Holdings Corporation	Delaware, USA
Stream International (Bermuda) Ltd.	Bermuda
Stream International Bulgaria EOOD	Bulgaria
Stream International Canada, Inc.	Ontario, Canada
Stream International Costa Rica, S.A.	Costa Rica
Stream International Egypt LLC	Egypt
Stream International Europe BV	Netherlands
Stream Global Services GmbH	Germany
Stream International Inc.	Delaware, USA
Stream International (N.I.) Limited	United Kingdom
Stream International Nordic AB	Sweden
Stream International Service Europe BV	Netherlands
Stream International Services Private Limited	India
Stream International SP zoo	Poland
Stream Ireland Contact Services Limited	Ireland
Stream Ireland Limited	Ireland
Stream Italy S.r.l.	Italy
Stream Mauritius Ltd.	Mauritius
Stream New York Inc.	Delaware, USA
Stream Servicios de Apoyo Informatico S.L.	Spain
Stream Tunisie, S.A.R.L.	Tunisia
SGS Netherlands Coöperatief U.A.	Netherlands
SGS Netherlands CV	Netherlands
SGS Tunisie S.A.R.L.	Tunisia
Stream Global Services- Singapore Pte. Ltd.	Singapore
Stream Global Services Hong Kong Limited	Hong Kong
Stream (Suzhou) Information Consulting Co. Limited	China
Stream Global Services Nicaragua, S.A.	Nicaragua
Stream Global Services Danmark APS	Denmark
Stream Global Services - AZ, Inc.	Arizona, USA
Stream Global Services - US, Inc.	Delaware, USA
SGS Netherlands Investment Corporation B.V.	Netherlands
Stream Global Services LLC	Delaware, USA
Stream Business Process Outsourcing South Africa (Proprietary) Ltd.	South Africa
eTelecare Global Services- UK, Ltd.	United Kingdom
Stream Global Services Phils, Inc.	Philippines
Stream International Global Services Philippines Inc.	Philippines
Suzhou SiJun Information Services Co. Ltd. (Variable Interest Entity)	China
LBM Holdings Limited	United Kingdom
LBM Holdings (UK) Limited	United Kingdom
LBM Direct Marketing Limited	United Kingdom